CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3ASR (File No. 333-13044) of Everest Reinsurance Holdings, Inc. of our report dated March 20, 2007 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 20, 2007